EXHIBIT 99.5

Exhibit 99.5

TFS Financial Corporation

12/4/06

PROPOSED MAILING AND INFORMATIONAL MATERIALS

INDEX

1.	Dear Member Letter*

2.	Dear Friend Letter - Eligible Account Holders who are no longer Depositors*

3.	Dear Potential Investor Letter*

4.	Dear Customer Letter - Used as a Cover Letter for States Requiring “Agent” Mailing*

5.	Stock Q&A (page 1 of 4)*

6.	Stock Q&A (page 2 of 4)*

7.	Stock Q&A (page 3 of 4)*

8.	Stock Q&A (page 4 of 4)*

9.	Stock Order Form (page 1 of 2)*

10.	Stock Order Form Certification (page 2 of 2)*

11.	Stock Order Form Guidelines*

12.	OTS Guidance Letter*

13.	Invitation Letter - Informational Meetings

14.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

15.	Dear Shareholder - Confirmation Letter

16.	Dear Interested Investor - No Shares Available Letter

17.	Welcome Shareholder Letter - For Initial Certificate Mailing

18.	Dear Interested Subscriber Letter - Subscription Rejection

19.	Letter for Sandler O’Neill Mailing to Clients*

*	Accompanied by a Prospectus

1 through 12: 13 through 19:	Produced by the Financial Printer Produced by the Conversion Center

[TFS Financial Corporation]

Dear Member:

TFS Financial Corporation, the holding company for Third Federal Savings and Loan Association of Cleveland, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Third Federal Savings and Loan Association of Cleveland’s future growth.

As part of the offering and in furtherance of our long-standing commitment to our local community, we intend to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Third Federal Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

As a qualifying account holder or a qualified borrower, you may take advantage of your nontransferable rights to subscribe for shares of TFS Financial Corporation common stock on a priority basis, before any potential offering to the remainder of the general public. The enclosed prospectus describes the stock offering and the operations of Third Federal Savings and Loan, TFS Financial Corporation and Third Federal Savings and Loan Association of Cleveland, MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Third Federal Savings and Loan) to TFS Financial Corporation in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Third Federal Savings and Loan located at xxxxxxxxxx. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by TFS Financial Corporation no later than x:xx p.m., Cleveland, Ohio time, on Xxxday, March xx, 2007. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at Third Federal Savings and Loan to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Third Federal Savings and Loan. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Cleveland, Ohio time. Please note that the stock information center will open on Xxxday, February xxth.

Sincerely,

Marc A. Stefanski Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[TFS Financial Corporation]

Dear Friend of Third Federal Savings and Loan Association of Cleveland:

TFS Financial Corporation, the holding company for Third Federal Savings and Loan Association of Cleveland, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Third Federal Savings and Loan Association of Cleveland’s future growth.

As part of the offering and in furtherance of our long-standing commitment to its local community, we intend to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Third Federal Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of TFS Financial Corporation common stock on a priority basis, before any potential offering to the remainder of the general public. The enclosed prospectus describes the stock offering and the operations of Third Federal Savings and Loan, TFS Financial Corporation and Third Federal Savings and Loan Association of Cleveland, MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Third Federal Savings and Loan) to TFS Financial Corporation in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Third Federal Savings and Loan located at xxxxxxxxxx. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by TFS Financial Corporation no later than x:xx p.m., Cleveland, Ohio time, on Xxxday, March xx, 2007. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Cleveland, Ohio time. Please note that the stock information center will open on Xxxday, February xxth.

Sincerely,

Marc A. Stefanski Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[TFS Financial Corporation]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by TFS Financial Corporation. We are raising capital to support Third Federal Savings and Loan Association of Cleveland’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Third Federal Savings and Loan, TFS Financial Corporation and Third Federal Savings and Loan Association of Cleveland, MHC and the proposed stock offering by TFS Financial Corporation. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Third Federal Savings and Loan), to TFS Financial Corporation in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Third Federal Savings and Loan located at xxxxxxxxxx. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by TFS Financial Corporation no later than x:xx p.m., Cleveland, Ohio time, on Xxxday, March xx, 2007.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Cleveland, Ohio time. Please note that the stock information center will open on Xxxday, February xxth.

Sincerely,

Marc A. Stefanski Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Third Federal Savings and Loan Association of Cleveland:

At the request of Third Federal Savings and Loan Association of Cleveland and its holding company, TFS Financial Corporation, we have enclosed material regarding the offering of common stock by TFS Financial Corporation. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of TFS Financial Corporation

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Third Federal Savings and Loan) to TFS Financial Corporation in the accompanying postage-paid envelope marked “STOCK ORDER RETURN,” or return it to the main office of Third Federal Savings and Loan located at xxxxxxxxxx. Stock order forms will not be accepted at any branch offices other than the main office. Your order must be physically received (not postmarked) by TFS Financial Corporation no later than x:xx p.m., Cleveland, Ohio time, on Xxxday, March xx, 2007. If you have any questions after reading the enclosed material, please call the stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Cleveland, Ohio time and ask for a Sandler O’Neill representative. Please note that the stock information center will open on Xxxday, February xxth.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

Questions & Answers About the Stock Issuance

TFS Financial Corporation

Questions & Answers

About the Stock Issuance

TFS Financial Corporation, the holding company for Third Federal Savings and Loan Association of Cleveland, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Third Federal Savings and Loan Association of Cleveland’s future growth. In addition, as part of the offering and in furtherance of our long-standing commitment to our local community, we intend to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Third Federal Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which we operate.

Effect on Deposits and Loans

Q.	Will the offering affect any of my deposit accounts or loans?

A.	No. The offering will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible by law. The terms, including interest rate, of your loans with us will also be unaffected by the offering.

About The Common Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus, particularly the section entitled “Risk Factors.”

Q.	Who can purchase stock?

A.	The common stock of TFS Financial Corporation will be offered in the Subscription Offering in the following order of priority:

1.	Eligible Account Holders - depositors of Third Federal Savings and Loan with accounts totaling $50 or more on the close of business on April 30, 2005;

2.	Tax-qualified benefit plans of Third Federal Savings and Loan, including the employee stock ownership plan;

3.	Supplemental Eligible Account Holders - depositors of Third Federal Savings and Loan with accounts totaling $50 or more on the close of business on December 31, 2006.

4.	Other Members - borrowers of Third Federal Savings and Loan as of January 17, 1996 who continue to be borrowers as of the close of business on December 31, 2006.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with Third Federal Savings and Loan be converted into stock?

A.	No. All accounts remain as they were prior to the offering.

Q.	How many shares of stock are being offered, and at what price?

A.	TFS Financial Corporation is offering for sale up to 80,617,347 shares of common stock at a subscription price of $10 per share. Under certain circumstances, TFS Financial Corporation may increase the maximum and sell up to 92,709,949 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the stock issuance plan described in the prospectus, the maximum purchase by any person in the subscription or community offering is $500,000 (50,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $750,000 (75,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to the main office of Third Federal Savings and Loan or by mail in the postage-paid envelope marked “STOCK ORDER RETURN.” Stock order forms may not be delivered to any of Third Federal Savings and Loan’s branch offices other than the main office located at xxxxxxxxxx. Stock order forms will not be accepted at any branch offices other than the main office.

Q.	How can I pay for my shares of stock?

A.

You can pay for the common stock by check, cash, money order, or withdrawal from your deposit account or certificate of deposit at Third Federal Savings and Loan. Withdrawals from a deposit account or a certificate of deposit at Third Federal Savings and Loan to buy common stock may be made without penalty. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to the main office of Third Federal Savings and Loan and it will be exchanged for a bank check or money order. Please do not send cash in the mail.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by TFS Financial Corporation no later than x:xx p.m., Cleveland, Ohio time, on Xxxday, March xx, 2007.

Q.	Can I subscribe for shares using funds in my IRA at Third Federal Savings and Loan?

A.	Federal regulations do not permit the purchase of common stock with your existing IRA account at Third Federal Savings and Loan. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our stock information center if you require additional information. The transfer of such funds takes time, so please make arrangements as soon as possible.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal law prohibits the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. A name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the offering closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Third Federal Savings and Loan’s passbook rate from the date of receipt to the completion or termination of the offering. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	TFS Financial Corporation has not yet established a cash dividend policy or determined the amount that may be paid or when payments may begin.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Following the completion of the offering, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “TFSL.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

About The Foundation

Q.	What is the Third Federal Foundation and why is it being established?

A.	In keeping with our long standing commitment to our community, the stock issuance plan provides for the establishment and funding of a charitable foundation to be known as Third Federal Foundation. The foundation will be dedicated to charitable causes within the communities in which Third Federal Savings and Loan operates.

Additional Information

Q.	What if I have additional questions or require more information?

A.	TFS Financial Corporation’s prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Cleveland, Ohio time. Please note that the stock information center will open on Xxxday, February xxth. Additional material may only be obtained from the stock information center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) at (202) 906-6202. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

[TFS Financial Corporation]

                    , 2007

Dear                     :

TFS Financial Corporation, the holding company for Third Federal Savings and Loan Association of Cleveland, is offering common stock in a minority stock offering. We are raising capital to support Third Federal Savings and Loan Association of Cleveland’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on          at         :00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (        )         -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Cleveland, Ohio time. Please note that the stock information center will open on Xxxday, February xxth.

Sincerely,

Marc A. Stefanski
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Stock Information Center)

[TFS Financial Corporation]

                    , 2007

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of TFS Financial Corporation common stock.

At this time, we cannot confirm the number of shares of TFS Financial Corporation common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the stock issuance plan.

If you have any questions, please call our stock information center at (xxx) xxx-xxxx.

TFS Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[TFS Financial Corporation]

                    , 2007

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                      , 2007; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “TFSL” on                      , 2007.

Thank you for supporting our offering. We appreciate your confidence in TFS Financial Corporation. Your stock certificate will be mailed to you shortly.

TFS Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[TFS Financial Corporation]

                    , 2007

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members, or community friends. If your subscription was paid for by check, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in TFS Financial Corporation and hope you become an owner of our stock in the future. The stock has been approved for trading on the Nasdaq Global Select Market under the symbol “TFSL.”

TFS Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[TFS Financial Corporation]

                    , 2007

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of TFS Financial Corporation. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

xxxxxxxxxx

Investor Relations Department

Xx xxxxxx

Xxxxxxx xx xxxxx

1 (800) xxx-xxxx

email: info@xxxx.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box, or deposited into your brokerage account.

On behalf of the Board of Directors, officers and employees of TFS Financial Corporation, thank you for your confidence and willingness to share in the future of our organization.

Sincerely,

Marc A. Stefanski
Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[TFS Financial Corporation]

                    , 2007

Dear Interested Subscriber:

We regret to inform you that TFS Financial Corporation, the holding company for Third Federal Savings and Loan Association of Cleveland, did not accept your order for shares of TFS Financial Corporation common stock in its community offering. This action is in accordance with our stock issuance plan, which gives TFS Financial Corporation the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

TFS Financial Corporation

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

[Sandler O’Neill & Partners, L. P.]

                    , 2007

To Our Friends:

We are enclosing materials in connection with the stock offering by TFS Financial Corporation, the holding company for Third Federal Savings and Loan Association of Cleveland. TFS Financial Corporation is raising capital to support Third Federal Savings and Loan Association of Cleveland’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at x:xx p.m., Cleveland, Ohio time, on March xx, 2007. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Third Federal Savings and Loan Association of Cleveland, TFS Financial Corporation, Third Federal Savings and Loan Association of Cleveland, MHC, the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)